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                                                                   EXHIBIT 10.29


                            ASSET PURCHASE AGREEMENT


        THIS AGREEMENT by and among DOCTOR'S PRACTICE MANAGEMENT, INC., a Texas Corporation (the "Purchaser") and KIRKWOOD MEDICAL ASSOCIATES, P.A., a Texas professional association, MILTON E. KIRKWOOD, D.O., RON KIRKWOOD, D.O., and JOHN KIRKWOOD, D.O. (the "Seller")


                                  WITNESSETH:

        WHEREAS, the parties hereto desire to memorialize the purchase of the accounts receivable and billing of the Seller by the Purchaser in exchange for certain cash consideration and release of indebtedness of the Seller by the Purchaser, all on the terms and conditions herein set forth.

        NOW, THEREFORE, the parties hereto agree as follows:

        1.      TRANSFER OF ASSETS:  CONSIDERATION, AND OTHER MATTERS

                1.1 SALE OF TANGIBLE AND INTANGIBLE ASSETS. The Seller, at the Closing referred to in Section 2 hereof, will grant, sell, transfer, convey and deliver to the Purchaser all of the Sellers accounts receivable and billing through October 31, 1997, listed on the attached Schedule A, excepting, however, (i) attorney accounts; (ii) automobile insurance accounts; (iii) motor vehicle accident accounts;
        (iv) HMO accounts; (v) and capitation accounts; in the total amount of $120,538.00. The accounts receivable and billing of the Seller to be transferred hereunder are hereinafter sometimes called the "Assets."

                1.2 CONSIDERATION. Based upon the terms and subject to the conditions of this Agreement, the total consideration to be paid by the Purchaser for the Assets referred to in Section 1.1 shall be as follows:

                         i)      $48,000.00 in cash;

                         ii) $56,197.00 in outstanding advances which have been made by Purchaser to Seller;

                         iii) Rent for the month of November, 1997, in the amount of $13,400.00.

                1.3 ALLOCATION OF PURCHASE PRICE. The Seller and the Purchaser both expressly acknowledge and agree that the consideration to be paid and received for the Assets is fair and reasonable and represents equivalent value given for the transfer and sale of the Assets from the Seller to the Purchaser.

                1.4 RECORDS. It is understood that the Seller has delivered to the Purchaser all books, records, files and other data relating to the Assets. Seller agrees to take all such additional steps as may be required to put the Purchaser in full possession and control of the Assets.
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        2.      THE CLOSING.

                2.1 THE CLOSING. The purchase and sale of the Assets shall take place simultaneously with the execution of this Agreement as contemplated in Section 1 of this Agreement (herein called the "Closing") and shall take place at the offices of the Purchaser on November 6, 1997, unless mutually extended by the parties hereto. The date of the Closing is referred to in this Agreement as the "Closing Date."

        3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Purchaser that:

                        3.1 ORGANIZATION AND EXISTENCE. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite legal and corporate power to carry on its business as now conducted and to enter into and perform this Agreement.

                3.2 TAX MATTERS. To the best of Seller's knowledge, all foreign, federal, state, county, local and other taxes, including without limitation, income taxes, occupation taxes, corporate franchise taxes, employment and withholding taxes, and sales and ad valorem taxes, due and payable by the Seller on or before the date of this Agreement have been paid and the Seller has filed all tax returns and reports required to be filled by it, with all such taxing authorities. Seller has made reasonable and adequate provision for the payment of all accrued and unpaid foreign, federal, state, county, local and other taxes of the Seller for all periods ended on or prior to the date hereof, whether or not disputed. No assessment of deficiencies has been made against the Seller and no extensions of time are in effect for the assessment of deficiencies.

                3.3 ASSETS. Seller has previously delivered to Purchaser and Purchaser has reviewed and confirmed the list and description of the Assets as set forth on Schedule A.

                3.4 LIENS. The Assets listed in Schedule A are not encumbered, pledged, assigned, or the subject of any UCC lien or filing statement.

                3.5 SELLER'S AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement by the Seller has been duly authorized and approved by the officers of the Seller and no further corporate action is necessary on the part of the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms. Neither the execution, delivery nor performance of this Agreement by the Seller will result in a violation or breach of any term or provision under the Articles of Association or Bylaws of the Seller or, constitute a default or breach of, or accelerate the performance required under, any indenture, mortgage, deed of trust or other contract or agreement to which the Seller is a party or by which it or any of its respective assets are bound, or, violate any order, writ, injunction or decree of any court, administrative agency or governmental body.





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        4.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser
represents and warrants to and agrees with the Seller that:

                4.1 ORGANIZATION AND EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite legal and corporate power to enter into and perform this Agreement.

                4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by the Board of Directors of the Purchaser, and no further corporate action is necessary on the part of the Purchaser to make this Agreement valid and binding upon the Purchaser in accordance of its terms. Neither the execution, delivery nor performance of this Agreement by the Purchaser will result in a violation or breach of any term or provision under the Articles of Incorporation or Bylaws of the Purchaser or constitute a default or beach of, or accelerate the performance required under any indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

        5.      INFORMATION.

                5.1 CONFIDENTIAL INFORMATION. The Seller acknowledges that in the course of its previous involvement with the business conducted by the Seller, it has had and will continue to have access to certain know-how, formulae, processes, data, proprietary information, supplier and patient records and information and other confidential knowledge of the business and operations of the Seller and Purchaser. Seller understands that all such information is confidential and has been or will be conceived or teamed by them in confidence, and it agrees not to reveal any such information to any third person for any reason or under any circumstances. The restrictions in this Section shall not apply and shall not prohibit the use or disclosure of such confidential information (i) to the extent required by law or court order, or other administrative order in any litigation, arbitration, or similar proceeding; (ii) to the extent such information becomes publicly available other than through a breach of this section; or
        (iii) to the extent such information would become necessary to support any claim arising between the parties; or (iv) with the written agreement of the Purchaser. The Seller agrees that any remedy at law for actual or threatened breach of the provisions of this section would be inadequate and that the Purchaser shall be entitled to specific performance thereof or injunctive relief by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered by a court of competent jurisdiction. Any such remedy shall be in addition to any damages which the Purchaser may be legally entitled to recover as a result of any breach by the Seller of the provisions of this section, and the Seller hereby waives any requirement for the securing or posting of any bond in connection with obtaining any such injunctive or other equitable relief.





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        6.      COVENANTS OF THE PURCHASER.  The Purchaser covenants with the
Seller that:

                6.1 CONFIDENTIALITY OF INFORMATION FURNISHED BY THE SELLER. The Purchaser has treated all information provided to it pursuant to Section 5 as confidential.

                6.2 ACCESS TO INFORMATION. All files, accounts, and records of the Seller delivered to the Purchaser at or after the Closing pursuant to this Agreement shall be made available to the Seller by the Purchaser at any reasonable time during regular business hours, or for a period of not less than two years after the Closing Date, and the Seller may, at their own expense, make such excerpts therefrom or copies thereof as they may request, provided, however, that in the event Seller is audited or required or requested to produce any such records after such two year period, Purchaser shall upon reasonable notice make any such existing records available at Seller's expense. Purchaser shall maintain the confidentiality of the clinical and financial content of all patient records.

        7.      MISCELLANEOUS.

                7.1 SALES, TRANSFER AND AD VALOREM TAXES. The Seller shall pay all sales and transfer taxes which may be payable as a direct result of the sale of the Assets to Purchaser pursuant to this Agreement. Ad valorem taxes on the personal property included in the Assets shall be prorated through the Closing, and settlement shall be made at the Closing.

                7.2 SPECIFIC PERFORMANCE. Each party acknowledges that a remedy at law for any breach or attempted breach of the provisions of this Agreement will be inadequate, and agrees that each party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach.

                7.3 NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered, telegraphed or telecopied with receipt confirmed, or mailed, first class, registered or certified mail, postage prepaid to the following:

               If to the Seller:             Kirkwood Medical Associates, P.A.
                                             4301 A Vista
                                             Pasadena, Texas 77504
                                             Phone:  (713) 941-4444
                                             Telefax:  (713) 944-3334

               If to the Purchaser:          Doctors Practice Management, Inc,
                                             4301 A Vista
                                             Pasadena, Texas 77504
                                             Phone:  (713) 941-4444
                                             Telefax:  (713) 944-3334

        or to such other address as shall be given in writing by any party to the others.





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                7.4      SUCCESSORS BOUND.  This Agreement shall be binding
        upon and inure to the benefit of the parties hereto and their respective heirs, personal legal representatives, and assigns.

                7.5 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The word "this Agreement," "this instrument," "herein," "hereto," "hereunder," and words of similar import refer to this Agreement as a whole and not to a particular article, section, paragraph, or other subdivision of this Agreement. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

                7.6 AMENDMENT, WAIVER. This Agreement may be amended only by an instrument in writing executed by the parties hereto. The waiver of any covenant, condition, or breach of any provision of this Agreement must be in writing and such waiver shall not operate or be construed as a waiver of any subsequent or continuing condition.

                7.7 ENTIRE AGREEMENT. This Agreement is the entire agreement among the parties hereto with respect to the subject matter hereof and thereof; and there are no promises, covenants, undertakings, representations, or warranties with respect to the subject matter hereof or thereof, written or oral, except those expressly set forth or referred to herein.

                7.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                7.9 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas

                7.10 PUBLIC DISCLOSURE. The parties hereto agree that any disclosure or press release about the transactions contemplated by this Agreement may only be made in the manner and at the time mutually determined by the Purchaser and the Seller.

                7.11 TIME. Time is of the essence hereof. If the time for performance of any obligations set forth in this Agreement falls on Saturday, Sunday, or legal holiday, compliance with such obligation on the next business day following such Saturday, Sunday or legal holiday shall be deemed acceptable. For purposes of this Agreement, a "business day" is any day other than a Saturday, Sunday, or legal holiday in Texas.

                7.12 ATTORNEY'S FEES. In the event of any action at law or in equity between the parties hereto to enforce any provision or right hereunder or in any way related hereto or arising herefrom, the unsuccessful party in such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party. If such successful party shall recover judgment in any such action or proceeding, such costs and expenses shall be included as part of such judgment.





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                7.13     LANGUAGE.  The language of this Agreement shall be
        construed as a whole and in accordance with the fair meaning of the language used. The language of this Agreement shall not be strictly construed for or against either of the parties hereto based upon who drafted or was principally responsible for drafting the Agreement or any specific term or condition hereof. This Agreement shall be deemed to have been drafted by each party hereto, and no party may urge otherwise.

                7.14 KNOWLEDGE. Any representation, warranty or covenant herein which is limited to a party's "knowledge" is made with the understanding that such party has examined whatever sources of information that are reasonably accessible to such party in order to verify the truth and accuracy of such representation, warranty or covenant.

                7.15 OTHER DOCUMENTS. The parties agree to execute all other documents or instruments necessary to effect the transfers of property set forth herein and otherwise to implement the provisions of this Agreement.

                7.16 INDEMNITY. Seller agrees to indemnify and hold the Purchaser harmless from any claims or offsets resulting from the accounts receivable or the services upon which they are based, which are the subject of this transfer agreement. Such indemnification shall include and apply to reasonable attorneys fees, investigation costs, and other costs actually incurred by Purchaser in defending against any such claims or offsets.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties on November 13, 1997.

                                        SELLER:
                                        KIRKWOOD MEDICAL ASSOCIATES, P.A.


                                        By: /s/  Milton E. Kirkwood
                                           -----------------------------------
                                            MILTON E. KIRKWOOD, D.O.,
                                            PRESIDENT



                                        By: /s/  Milton E. Kirkwood
                                           -----------------------------------
                                            MILTON E. KIRKWOOD, D.O.



                                        By: /s/  Ron Kirkwood
                                           -----------------------------------
                                            RON KIRKWOOD, D.O.





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                                        By: /s/  John Kirkwood
                                           -----------------------------------
                                            JOHN KIRKWOOD, D.O.


                                        PURCHASER:
                                        DOCTORS PRACTICE MANAGEMENT, INC.


                                        By: /s/  John Moran
                                           -----------------------------------
                                            JOHN MORAN, VICE PRESIDENT





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